Exhibit 99.1

Blucora Reports First Quarter Results and Preliminary Tax Season Update
TaxACT Expects Double Digit Revenue and Segment Income Growth for the Full Season
BELLEVUE, Wash., April 30, 2015 (Marketwired) — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the first quarter ended March 31, 2015.
"Blucora results in the first quarter reflect strong in-season performance from TaxACT and continued pressures at Infospace," said Bill Ruckelshaus, President and Chief Executive Officer of Blucora.  "We are pleased to report consolidated performance in the quarter was in line with our expectations. Regaining our momentum through operational execution is the number one priority in 2015. Blucora remains well positioned with a diversified portfolio of businesses, capable leadership and a strong financial position that provides for future flexibility.”
Summary Financial Performance: Q1 2015
($ in millions except per share amounts)

	Q1	Q1
	2015	2014	Change
Revenues	$174.8	$216.2	(19)%
Search and Content	$58.7	$106.8	(45)%
Tax Preparation	$81.1	$72.3	12%
E-Commerce	$35.0	$37.1	(6)%
Adjusted EBITDA	$50.8	$56.9	(11)%
Non-GAAP Net Income	$43.0	$50.0	(14)%
Non-GAAP Diluted EPS	$1.03	$1.12	(8)%
GAAP Net Income	$23.1	$26.0	(11)%
GAAP Diluted EPS	$0.55	$0.58	(5)%
See reconciliations of non-GAAP to GAAP measures in tables below.
Segment Information
Tax Preparation
Tax Preparation segment income for the first quarter of 2015 was $44.1 million or 54 percent of segment revenue for the first quarter of 2015.
For the six months ended June 30, 2015, TaxACT expects revenue growth of approximately 13 percent and segment income growth of 16 to 17 percent versus the prior year comparable period, with combined consumer and professional preparer e-file growth of 1 percent. The combined TaxACT offerings assisted approximately 7 million filers this tax season.

TaxACT professional preparer filings for the tax season grew approximately 8 percent compared to the same period last year. TaxACT consumer DDIY federal e-files for the tax season were approximately 5.5 million, consistent with the same period last year, as follows:

(in thousands, except %s)	Tax seasons ended April 16,
	2015	2014	% change
Online e-files	5,058	5,067	—
Desktop e-files	261	246	6%
Sub-total e-files	5,319	5,313	—
Free File Alliance e-files	172	210	(18)%
Total e-files	5,491	5,523	(1)%
Tax season begins on the first day that the IRS begins accepting e-files and ends on tax day +1.
Search and Content
Search and Content segment income for the first quarter of 2015 was $8.4 million or 14 percent of segment revenue for the first quarter of 2015.
E-Commerce
E-Commerce segment income for the first quarter of 2015 was $2.6 million or 7 percent of segment revenue for the first quarter of 2015.
Corporate Operating Expenses
Unallocated corporate operating expenses for the first quarter of 2015 were $4.3 million, compared to $3.2 million for the first quarter of 2014.
Second Quarter Outlook
For the second quarter of 2015, the Company expects revenues to be between $114.0 million and $123.5 million, Adjusted EBITDA to be between $20.8 million and $24.8 million, Non-GAAP net income to be between $16.1 million and $20.0 million, or $0.38 to $0.48 per diluted share, and GAAP net income to be between $2.5 million and $5.4 million, or $0.06 to $0.13 per share.
Conference Call and Webcast
A conference call and live webcast will be held today at 2 p.m. Pacific Time / 5 p.m. Eastern Time during which the Company will further discuss first quarter results and its outlook for the second quarter of 2015. The live webcast and supplemental materials are included in a current report on form 8-K filed today and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A replay of the call will also be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) operates a diverse group of Internet businesses. Its mission is to deliver long-term value to its customers, partners, and shareholders through financial discipline, operational expertise, and technology innovation. Named one of Fortune® Magazine’s 100 Fastest-Growing Companies for the past two years, Blucora’s online businesses reach millions of users worldwide every day. Blucora is headquartered in Bellevue, Washington. For more information, please visit www.Blucora.com. Follow and subscribe to Blucora on Twitter, LinkedIn, and YouTube.
Source: Blucora
Blucora Contact:
Stacy Ybarra, 425-709-8127
stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the availability of products to sell; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, technology enhancements, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended March 31,
	2015	2014
Revenues:
Services revenue	$139,814	$179,044
Product revenue, net	35,012	37,139
Total revenues	174,826	216,183
Operating expenses:
Cost of revenues:
Services cost of revenue (1)	34,941	71,293
Product cost of revenue	24,100	25,029
Total cost of revenues (2)	59,041	96,322
Engineering and technology (2)	5,217	4,135
Sales and marketing (2)	54,196	55,836
General and administrative (2)	10,409	8,632
Depreciation	1,138	1,058
Amortization of intangible assets	6,118	5,584
Total operating expenses	136,119	171,567
Operating income	38,707	44,616
Other loss, net (3)	(3,726)	(4,069)
Income before income taxes	34,981	40,547
Income tax expense	(11,881)	(14,560)
Net income	$23,100	$25,987
Net income per share:
Basic	$0.56	$0.62
Diluted	$0.55	$0.58
Weighted average shares outstanding:
Basic	40,987	42,162
Diluted	41,899	44,521
(1) Includes amortization of acquired intangible assets of $1.9 million for the three months ended March 31, 2015 and 2014.
(2) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended March 31,
	2015	2014
Cost of revenues	$49	$159
Engineering and technology	292	429
Sales and marketing	430	919
General and administrative	1,928	1,901
Total stock-based compensation expense	$2,699	$3,408
(3) Other loss, net was allocated among the following captions (in thousands):

	Three months ended March 31,
	2015	2014
Interest income	$(118)	$(108)
Interest expense	2,768	3,015
Amortization of debt issuance costs	348	281
Accretion of debt discounts	1,131	906
Gain on third party bankruptcy settlement	(476)	—
Other	73	(25)
Other loss, net	$3,726	$4,069

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$61,854	$46,444
Available-for-sale investments	249,586	254,854
Accounts receivable, net	32,522	30,988
Other receivables	1,404	3,295
Inventories	34,015	29,246
Prepaid expenses and other current assets, net	10,896	13,477
Total current assets	390,277	378,304
Property and equipment, net	16,011	15,942
Goodwill, net	304,658	304,658
Other intangible assets, net	161,635	168,919
Other long-term assets	4,525	4,891
Total assets	$877,106	$872,714
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,432	$37,755
Accrued expenses and other current liabilities	27,999	21,505
Deferred revenue	7,096	7,884
Short-term portion of long-term debt, net	—	7,914
Total current liabilities	75,527	75,058
Long-term liabilities:
Long-term debt, net	54,940	85,835
Convertible senior notes, net	186,117	185,177
Deferred tax liability, net	26,624	42,963
Deferred revenue	2,844	1,915
Other long-term liabilities	3,258	2,741
Total long-term liabilities	273,783	318,631
Total liabilities	349,310	393,689

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,493,361	1,467,658
Accumulated deficit	(964,424)	(987,524)
Accumulated other comprehensive loss	(1,145)	(1,113)
Total stockholders’ equity	527,796	479,025
Total liabilities and stockholders’ equity	$877,106	$872,714

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2015	2014
Operating Activities:
Net income	$23,100	$25,987
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	2,699	3,408
Depreciation and amortization of intangible assets	9,442	8,864
Excess tax benefits from stock-based award activity	(25,861)	(22,743)
Deferred income taxes	(17,461)	(10,423)
Amortization of premium on investments, net	483	1,085
Amortization of debt issuance costs	348	281
Accretion of debt discounts	1,131	906
Other	107	39
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(1,575)	1,017
Other receivables	1,891	3,695
Inventories	(4,769)	(687)
Prepaid expenses and other current assets	3,454	347
Other long-term assets	24	75
Accounts payable	2,677	(5,267)
Deferred revenue	141	199
Accrued expenses and other current and long-term liabilities	32,358	19,812
Net cash provided by operating activities	28,189	26,595
Investing Activities:
Purchases of property and equipment	(1,002)	(1,247)
Purchases of intangible assets	(696)	—
Proceeds from sales of investments	3,304	12,272
Proceeds from maturities of investments	68,243	68,923
Purchases of investments	(66,833)	(72,415)
Net cash provided by investing activities	3,016	7,533
Financing Activities:
Proceeds from credit facilities	18,000	4,000
Repayment of credit facilities	(57,000)	(48,000)
Stock repurchases	(4,445)	—
Excess tax benefits from stock-based award activity	25,861	22,743
Proceeds from stock option exercises	1,616	86
Proceeds from issuance of stock through employee stock purchase plan	608	665
Tax payments from shares withheld upon vesting of restricted stock units	(435)	(1,091)
Net cash used by financing activities	(15,795)	(21,597)
Net increase in cash and cash equivalents	15,410	12,531
Cash and cash equivalents, beginning of period	46,444	130,225
Cash and cash equivalents, end of period	$61,854	$142,756

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2015	2014
Revenues:
Search and Content	$58,746	$106,765
Tax Preparation	81,068	72,279
E-Commerce	35,012	37,139
Total revenues	174,826	216,183
Operating income:
Search and Content	8,398	19,230
Tax Preparation	44,145	37,402
E-Commerce	2,562	3,478
Corporate-level activity (1)	(16,398)	(15,494)
Total operating income	38,707	44,616
Other loss, net	(3,726)	(4,069)
Income tax expense	(11,881)	(14,560)
Net income	$23,100	$25,987
(1) Corporate-level activity included the following (in thousands):

	Three months ended March 31,
	2015	2014
Operating expenses	$4,257	$3,222
Stock-based compensation	2,699	3,408
Depreciation	1,462	1,395
Amortization of intangible assets	7,980	7,469
Total corporate-level activity	$16,398	$15,494

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2015	2014
Net income (2)	$23,100	$25,987
Stock-based compensation	2,699	3,408
Depreciation and amortization of intangible assets	9,442	8,864
Other loss, net (3)	3,726	4,069
Income tax expense	11,881	14,560
Adjusted EBITDA	$50,848	$56,888

Preliminary Non-GAAP Net Income Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended March 31,
	2015	2014
Net income (2)	$23,100	$25,987
Stock-based compensation	2,699	3,408
Amortization of acquired intangible assets	7,980	7,469
Accretion of debt discount on Convertible Senior Notes	940	874
Cash tax impact of adjustments to GAAP net income	(142)	(54)
Non-cash income tax expense (1)	8,400	12,319
Non-GAAP net income	$42,977	$50,003

Per diluted share:
Net income	$0.55	$0.58
Stock-based compensation	0.07	0.07
Amortization of acquired intangible assets	0.19	0.17
Accretion of debt discount on Convertible Senior Notes	0.02	0.02
Cash tax impact of adjustments to GAAP net income	(0.00)	(0.00)
Non-cash income tax expense	0.20	0.28
Non-GAAP net income per share	$1.03	$1.12
Weighted average shares outstanding used in computing diluted non-GAAP net income per share and its components	41,899	44,521

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	June 30, 2015
Net income	$2,500	$5,400
Stock-based compensation	3,600	3,600
Depreciation and amortization of intangible assets	9,600	9,500
Other loss, net (3)	3,800	3,500
Income tax expense	1,300	2,800
Adjusted EBITDA	$20,800	$24,800

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	June 30, 2015
Net income	$2,500	$5,400
Stock-based compensation	3,600	3,600
Amortization of acquired intangible assets	8,000	8,000
Accretion of debt discount on Convertible Senior Notes	1,000	1,000
Non-cash income tax expense	1,000	2,000
Non-GAAP net income	$16,100	$20,000

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures:

(1) We define Adjusted EBITDA differently for this report than we have defined it in the past, due to the impairment of goodwill and intangible assets recorded in the fourth quarter of 2014. We define Adjusted EBITDA as net income, determined in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, impairment of goodwill and intangible assets, stock-based compensation, and other loss, net (as described in note (3) below).

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income differently for this report than we have defined it in the past, due to the impairment of goodwill and intangible assets recorded in the fourth quarter of 2014 and adjustments recorded in other loss, net that resulted from finalizing Monoprice's 2013 federal and state tax returns in the third quarter of 2014. For this report, we define non-GAAP net income as net income, determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, impairment of goodwill and intangible assets, accretion of debt discount on the Convertible Senior Notes, changes in non-cash pre-acquisition liabilities, and the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which consist primarily of U.S. federal net operating losses. The majority of these deferred tax assets will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, adjustments to contingent liabilities related to business combinations, and gain on third party bankruptcy settlement.